ANDERSEN, ANDERSEN & STRONG, L.C.            941 East 3300 South, Suite 202
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Certified Public Accountants and
Business Consultants                             Salt Lake City, Utah 84106
Member SEC Practice Section of the AICPA
                                                     Telephone 801 486-0096
                                                           Fax 801 486-0098





            CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Office Managers, Inc.


We hereby consent t othe use of our report dated June 6, 2001, for the period ended April 30, 2001 to be included in the form SB2 in accordance with Section 12 of the Securities Exchange Act of 1933.



June 22, 2001                 /s/ Andersen Andersen and Strong, L.C.
Salt Lake City, Utah          --------------------------------------
                                  Andersen Andersen and Strong, L.C.